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Exhibit 10.32

SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (this "Agreement") is dated as of March 11, 2003, among Dot Hill Systems Corp., a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

          "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

          "Closing" means the Closing of the purchase and sale of the Shares pursuant to Section 2.1.

          "Closing Date" means the date of the Closing which shall occur within 10 Trading Days of the date hereof.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock shall hereinafter been reclassified into.

          "Company Counsel" means Cooley Godward LLP, outside counsel to the Company, with offices at 4401 Eastgate Mall, San Diego, California 92121.

          "Disclosure Schedules" shall have the meaning ascribed to such term in Section 3.1.

          "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

          "Escrow Agent" means Feldman Weinstein LLP with offices at 420 Lexington Avenue, Suite 2620, New York, New York 10170.

          "Escrow Agreement" shall mean the Escrow Agreement in substantially the form of Exhibit A hereto executed and delivered contemporaneously with this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

          "Liens" shall have the meaning ascribed to such term in Section 3.1(a).

          "Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys' fees.

          "Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

          "Per Share Purchase Price" equals $3.75, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing.

          "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          "Principal Market" shall initially mean the American Stock Exchange and shall also include the NASDAQ Small-Cap Market, the New York Stock Exchange or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

          "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B.

          "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Shares by the Purchasers as provided for in the Registration Rights Agreement.

          "Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

          "ROFR Waiver" shall mean a waiver of the right of first refusal of those certain purchasers party to the Securities Purchase Agreement, dated December 18, 2002, by and among such purchasers and the Company.

          "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shares" means the shares of Common Stock purchased pursuant to this Agreement.

          "Subscription Amount" means, as to each Purchaser, the amount set forth below such Purchaser's signature block on the signature pages hereto and next to the heading "Subscription Amount", in United States dollars and in immediately available funds.

          "Subsidiary" means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

          "Trading Day" shall mean any day during which the Principal Market shall be open for business.

          "Transaction Documents" means this Agreement, the Escrow Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II
PURCHASE AND SALE

        2.1    Purchase of Shares.

          (a)  Upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto or such other time as shall be agreed to by the Parties hereto, the Purchasers shall purchase, severally and not jointly, in the aggregate, up to 4,975,000 shares of Common Stock.

          (b)  Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Escrow Agent, or such other location as the parties shall mutually agree.

        2.2    Conditions to Closing.    The Closing is subject to the satisfaction or waiver by the party to be benefited thereby of the following conditions:

          (a)  The Company shall have delivered or caused to be delivered to the Escrow Agent for the benefit of each Purchaser the following:

            (i)    this Agreement duly executed by the Company;

            (ii)  the Escrow Agreement duly executed by the Company;

            (iii)  a certificate evidencing a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price;

            (iv)  a legal opinion of Company Counsel, in the form of Exhibit D attached hereto, addressed to the Purchasers;

            (v)  the ROFR Waiver, if required, and any other third party waivers or consents that the Company deems necessary or appropriate; and

            (vi)  the Registration Rights Agreement duly executed by the Company.

          (b)  At the Closing, each Purchaser shall have delivered or caused to be delivered to the Escrow Agent for the benefit of the Company the following:

            (i)    this Agreement duly executed by such Purchaser;

            (ii)  the Escrow Agreement duly executed by such Purchaser;

            (iii)  such Purchaser's Subscription Amount by certified check payable to the order of the Company or wire transfer of immediately available funds to the account set forth in the Escrow Agreement; and

            (iv)  the Registration Rights Agreement duly executed by such Purchaser.

          (c)  All representations and warranties of the other party contained herein shall remain true and correct as of the Closing Date.

          (d)  There shall have been no Material Adverse Effect (as defined in Section 3.1(b)) with respect to the Company since the date hereof.

          (e)  From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares at the Closing.

          (f)    The aggregate Subscription Amounts received by the Escrow Agent on the Closing Date shall be at least $5,625,000.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1    Representations and Warranties of the Company.    Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the "Disclosure Schedules") or as disclosed in the SEC Reports, the Company hereby makes the following representations and warranties to the Purchasers:

          (a)    Subsidiaries.    The Company has no direct or indirect subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

          (b)    Organization and Qualification.    Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").

          (c)    Authorization; Enforcement.    The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, other than the Required Approvals. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

          (d)    No Conflicts.    The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), the ROFR Waiver and any other third party waivers or consents that the Company deems necessary or appropriate to obtain prior to the Closing, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

          (e)    Filings, Consents and Approvals.    Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under Section 4.5, (ii) the filing with the Commission of the Registration Statement, (iii) the application(s) to each applicable Principal Market for the listing of the Shares for trading thereon in the time and manner required thereby, (iv) the filing with the Commission of a Form D pursuant to Commission Regulation D, (v) applicable Blue Sky filings and (vi) a waiver of the right of first refusal of those certain purchasers party to the Securities Purchase Agreement, dated December 18, 2002, by and among such purchasers and the Company (collectively, the "Required Approvals").

          (f)    Issuance of the Shares    The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

          (g)    Capitalization    The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in the Disclosure Schedules. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except for those that have been waived. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

          (h)    SEC Reports; Financial Statements    The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has made available to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          (i)    Material Changes    Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans.

          (j)    Litigation    There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

          (k)    Compliance    Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

          (l)    Labor Relations    No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

          (m)    Regulatory Permits    The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

          (n)    Title to Assets    The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

          (o)    Patents and Trademarks    To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

          (p)    Insurance    The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (q)    Transactions With Affiliates and Employees    None of the executive officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          (r)    Internal Accounting Controls    The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s)    Solvency/Indebtedness    Based on the financial condition of the Company as of the Closing Date: (i) the fair market value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

          (t)    Private Placement    Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 3.2, the offer, issuance and sale of the Shares to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Market and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents.

          (u)    Listing and Maintenance Requirements    The Company has not, in the 12 months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

          (v)    Application of Takeover Protections    The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Shares and the Purchasers' ownership of the Shares.

          (w)    Disclosure    The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information, except with respect to the knowledge of this pending transaction. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

          (x)    Form S-3 Eligibility    The Company is eligible to register the resale of the Shares for resale by the Purchaser under Form S-3 promulgated under the Securities Act.

          (y)    Tax Status    The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

        3.2    Representations and Warranties of the Purchasers    Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

          (a)    Organization; Authority.    Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement, and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

          (b)    Investment Intent.    Such Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Shares for any period of time. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

          (c)    Purchaser Status.    At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Shares. Such Purchaser is not a broker-dealer requiring registration under Section 15 of the Exchange Act.

          (d)    Experience of such Purchaser.    Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

          (e)    General Solicitation.    Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          (f)    Company Information.    Such Purchaser has read the SEC Reports and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Such Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. Such Purchaser has verbally agreed with Roth Capital Partners, LLC not to disclose any information relating to this transaction to any third party and hereby confirms that it has complied with such verbal agreement.

          (g)    Residence.    If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the signature page hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of such Purchaser set forth on the signature page hereto.

          (h)    Rule 144.    Such Purchaser acknowledges and agrees that the Shares are "restricted securities" as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

          (i)    Compliance with the Securities Laws.    Such Purchaser agrees to comply with the requirements of Regulation M, if applicable, with respect to the sale of the Shares by the Purchaser. Such Purchaser hereby confirms its understanding that it may not cover short sales made prior to the Effective Date with Shares registered for resale on the Registration Statement. The Purchaser acknowledges that it does not intend to cover short positions made by it before the Effective Date with Shares held by it and registered on the Registration Statement.

          (j)    Prior Rights.    Such Purchaser, if a party to that certain Securities Purchase Agreement (the "Purchase Agreement"), dated December 18, 2002, among the Company and the purchasers identified on the signature pages thereto, hereby expressly waives any right of first refusal, preemptive right or right to receive notice that it may otherwise have pursuant Section 4.8 of the Purchase Agreement relating to the sale and issuance of the Shares pursuant to this Agreement.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

        4.1    Transfer Restrictions.

          (a)  The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

          (b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Shares:

    THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

          The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Shares and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties subject to the limitations set forth in this Section 4.1. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

          (c)  Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Shares Registration Statement) covering the resale of such Shares is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that are free from all restrictive and other legends.

        4.2    Furnishing of Information.    As long as any Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.

        4.3    Integration.    The Company shall not, and shall use commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Principal Market.

        4.4    Reservation and Listing of Shares.

          (a)  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

          (b)  The Company shall: (i) in the time and manner required by the Principal Market, prepare and file with such Principal Market an additional shares listing application covering the Shares, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Principal Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) use reasonable efforts to maintain the listing of such Common Stock on such Principal Market or another Principal Market.

        4.5    Securities Laws Disclosure; Publicity.    The Company shall, within one Trading Day after the Closing Date, issue a press release or file a Current Report on Form 8-K reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than in any registration statement filed pursuant to the Registration Rights Agreement and filings related thereto, the Company shall not publicly disclose the name of any Purchaser or the terms hereof, or include the name of any Purchaser or the terms hereof in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

        4.6    Non-Public Information.    Except with respect to the pendency of this transaction, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

        4.7    Shareholders Rights Plan.    In the event that a shareholders rights plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under the plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Shares under the Transaction Documents.

ARTICLE V
MISCELLANEOUS

        5.1    Termination.    This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the tenth Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

        5.2    Fees and Expenses.    The Company agrees to pay $5,000, in the aggregate, to the Purchasers as reimbursement for the Purchasers' legal and other fees and expenses incurred in connection with the investigation and negotiation of the transaction and the preparation and negotiation of the Transaction Documents. Accordingly, in lieu of the foregoing payments, on the Closing Date, the aggregate amount that the Purchasers are to pay for the Securities at the Closing will be reduced by $5,000. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Shares.

        5.3    Entire Agreement.    The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

        5.4    Notices.    Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

        5.5    Amendments; Waivers.    No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding, or obligated hereunder to purchase, at least a majority of the Shares or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

        5.6    Construction.    The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        5.7    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Shares.

        5.8    No Third-Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

        5.9    Governing Law; Venue; Waiver of Jury Trial.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

        5.10    Survival.    The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Shares, as applicable.

        5.11    Execution.    This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

        5.12    Severability.    If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        5.13    Replacement of Shares.    If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

        5.14    Independent Nature of Purchasers' Obligations and Rights.    The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the

Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DOT HILL SYSTEMS CORP.
	By:	/s/ JAMES L. LAMBERT
	Name:	James L. Lambert
	Title:	Chief Executive Officer and President
Address for Notice: 6305 El Camino Real Carlsbad, California 92009
	Attn:	Preston Romm
	Tel:	(760) 931-5500
	Fax:	(760) 931-5527
With a copy to:	Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121
	Attn:	Thomas A. Coll, Esq.
	Tel:	(858) 550-6013
	Fax:	(858) 550-6420

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SIGNATURE PAGES FOR PURCHASERS TO FOLLOW]

[PURCHASERS' SIGNATURE PAGE]

        IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TRUSCO CAPITAL MANAGEMENT, INC.*		Address for Notice: Trusco Capital Management 50 Hurt Plaza
By:	/s/ PATRICK PAPARELLI Patrick Paparelli, Managing Director	Suite 1400
Address for Delivery:
Number of Shares: 200,000 Aggregate Purchase Price of Shares: $750,000 Security Titling Instructions: TRUSTMAN Taxpayer ID Number, if any: 58-6078728		Depository Trust Company 55 Water Street New York Window Ground Floor South Street Entrance F/b/o: SunTrust, #2971 F/f/c: STI Classic Small Cap Growth Fund and account #11099001125328

*
See security titling instructions for title designee.

[PURCHASERS' SIGNATURE PAGES FOLLOW]

[PURCHASER'S SIGNATURE PAGE]

OMICRON MASTER TRUST By: Omicron Capital L.P., as subadvisor By: Omicron Capital Inc., its general partner		Address for Notice: c/o Omicron Capital L.P. 153 E. 53rd Street 48th Floor New York, New York 10022
By:	/s/ BRUCE BERNSTEIN Bruce Bernstein, President	Attn: Brian Daly
Number of Shares: 500,000 Aggregate Purchase Price of Shares: $1,875,000 Taxpayer ID Number, if any: 98-6053436

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[PURCHASER'S SIGNATURE PAGE]

MIDSUMMER INVESTMENT, LTD.		Address for Notice: C/o Midsummer Capital, LLC 485 Madison Avenue, 23rd Floor New York, New York 10022
By:	/s/ MICHAEL A. AMSALEM Michel A. Amsalem, Director	Tel: (212) 584-2140 Fax: (212) 584-2142 Attn: Michel A. Amsalem
Number of Shares: 274,000 Aggregate Purchase Price of Shares: $1,027,500 Taxpayer ID Number, if any: 58-0370103

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[PURCHASER'S SIGNATURE PAGE]

ISLANDIA, L.P.		Address for Notice:
By: John Lang, Inc., its general partner		C/o John Lang, Inc. 485 Madison Avenue, 23rd Floor New York, New York 10022
By:	/s/ RICHARD BERNER Richard Berner, President of the general partner	Tel: (212) 584-2100 Fax: (212) 584-2199 Attn: Fund Manager
Number of Shares: 63,000 Aggregate Purchase Price of Shares: $236,250 Taxpayer ID Number, if any:

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[PURCHASER'S SIGNATURE PAGE]

WESTPARK CAPITAL, L.P.		Address for Notice: 4965 Preston Park Blvd. Suite 220 Plano, Texas 75093
By:	/s/ PATRICK J. BROSNAHAN Name: Patrick J. Brosnahan Title: General Partner	Tel: (972) 985-2127 Fax: (972) 985-2161
Number of Shares: 100,000 Aggregate Purchase Price of Shares: $375,000 Taxpayer ID Number, if any: 75-2945750

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[PURCHASER'S SIGNATURE PAGE]

THE PINNACLE FUND, L.P.		Address for Notice: The Pinnacle Fund, L.P. Suite 240 4965 Preston Park Blvd.
By:	/s/ BARRY M. KITT Name: Barry M. Kitt Title: Partner	Plano, Texas 75093 Tel: (972) 985-2121 Fax: (972) 985-2122
Number of Shares: 1,000,000 Aggregate Purchase Price of Shares: $3,750,000 Taxpayer ID Number, if any: 75-2512784

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[PURCHASER'S SIGNATURE PAGE]

CRANSHIRE CAPITAL, L.P.		Address for Notice: 666 Dundee Road Suite 1901 Northbrook, IL 60062
By:	/s/ MITCHELL P. KOPIN Name: Mitchell P. Kopin Title: President of Downsview Capital, Inc. Its general partner	Attn: Mitchell Kopin Tel: (847) 562-9030
Number of Shares: 250,000 Aggregate Purchase Price of Shares: $937,500 Taxpayer ID Number, if any: 36-4055954

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[PURCHASER'S SIGNATURE PAGE]

SOUTHWELL PARTNERS LP		Address for Notice: 1901 N. Akard Street Dallas, Texas 75201
By:	/s/ WILSON JAEGGLI Name: Wilson Jaeggki Title: General Partner	Attn: Wilson Jaeggli, GP Fax: (214) 922-9699 Tel: (214) 922-9696
Number of Shares: 500,000 Aggregate Purchase Price of Shares: $1,875,000 Taxpayer ID Number, if any: 75-2345339

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[PURCHASER'S SIGNATURE PAGE]

ATLAS CAPITAL MASTER FUND, L.P. By: Atlas Capital L.P. & Atlas Capital Offshore Fund Ltd., Its General Partners		Address for Notice: 100 Crescent Court #880 Dallas, Texas 75201 Attn: Caryn Tel: (214) 999-6082
By:	/s/ ROBERT H. ALPERT Name: Robert H. Alpert Title: President	Fax: (214) 999-6095
Number of Shares: 755,100 Aggregate Purchase Price of Shares: $2,831,625 Taxpayer ID Number, if any: 93-0344937

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[PURCHASER'S SIGNATURE PAGE]

ATLAS CAPITAL(Q.P.) L.P. By: Atlas Capital Management L.P., its GP By: RHA, Inc., its GP		Address for Notice: 100 Crescent Court #880 Dallas, Texas 75201 Attn: Caryn Tel: (214) 999-6082
By:	/s/ ROBERT H. ALPERT Name: Robert H. Alpert Title: President	Fax: (214) 999-6095
Number of Shares: 244,900 Aggregate Purchase Price of Shares: $918,375 Taxpayer ID Number, if any: 33-1025414

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[PURCHASER'S SIGNATURE PAGE]

WALKER SMITH CAPITAL MASTER FUND		Address for Notice: C/o WS Capital Management, L.P. 300 Crescent Court, Suite 880
By:	/s/ REID WALER Name: Reid Walker Title: Member	Dallas, Texas 75201 Attn: Joseph Worsham Fax: (214) 756-6079 Tel: (214) 756-6073
Number of Shares: 332,000 Aggregate Purchase Price of Shares: $1,245,000 Taxpayer ID Number, if any: 75-2956878

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[PURCHASER'S SIGNATURE PAGE]

WS OPPORTUNITY MASTER FUND		Address for Notice: C/o WS Capital Management, L.P. 300 Crescent Court, Suite 880
By:	/s/ PATRICK WALKER Name: Patrick Walker Title: Member	Dallas, Texas 75201 Attn: Joseph Worsham Fax: (214) 756-6079 Tel: (214) 756-6073
Number of Shares: 129,700 Aggregate Purchase Price of Shares: $486,375 Taxpayer ID Number, if any: 75-2956880

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[PURCHASER'S SIGNATURE PAGE]

WALKER SMITH INTERNATIONAL FUND, LTD.		Address for Notice: C/o WS Capital Management, L.P. 300 Crescent Court, Suite 880
By:	/s/ REID WALKER Name: Reid Walker Title: Member	Dallas, Texas 75201 Attn: Joseph Worsham Fax: (214) 756-6079 Tel: (214) 756-6073
Number of Shares: 339,600 Aggregate Purchase Price of Shares: $1,273,500 Taxpayer ID Number, if any: N/A—offshore

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[PURCHASER'S SIGNATURE PAGE]

WS OPPORTUNITY FUND INTERNATIONAL, L.P.		Address for Notice: C/o WS Capital Management, L.P. 300 Crescent Court, Suite 880
By:	/s/ PATRICK WALKER Name: Patrick Walker Title: Member	Dallas, Texas 75201 Attn: Joseph Worsham Fax: (214) 756-6079 Tel: (214) 756-6073
Number of Shares: 61,700 Aggregate Purchase Price of Shares: $231,375 Taxpayer ID Number, if any: N/A—offshore

QuickLinks

  Exhibit 10.32
SECURITIES PURCHASE AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II PURCHASE AND SALE
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV OTHER AGREEMENTS OF THE PARTIES
ARTICLE V MISCELLANEOUS
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